Exhibit 99.1

Contacts: Robert Lewey, President Integrated Electrical Services, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES ACQUIRES CALUMET ARMATURE & ELECTRIC

HOUSTON—October 30, 2015— Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced that a wholly-owned subsidiary of IES has acquired all of the membership interests of Calumet Armature & Electric, LLC (“Calumet”), an Illinois-based provider of design, manufacturing, assembly, and repair services of electric motors for the industrial and mass transit markets. Calumet will operate as a subsidiary in IES’s Infrastructure Solutions segment and will continue to operate under the Calumet name.

“Calumet allows us to enhance our industrial footprint in the greater Chicago area and, given Calumet’s expertise in manufacturing new armatures, supports our targeted growth into the mass transit market,” said Mike Rice, President of IES’s Infrastructure Solutions segment. “I’m excited to welcome both Hugh Scott, whose father founded Calumet in 1956, and Joe DeLaurentis, who has worked at Calumet since 1987, to IES. We’re fortunate to have Hugh not only continue in a leadership role with Calumet, but also to assist in the transition of day-to-day responsibilities to Joe. I’m also thrilled to have someone of Joe’s experience level to manage the continued growth and execution of Calumet.”

Hugh Scott, President of Calumet, added, “This was a great opportunity to partner with an organization that shares our long-term commitment to providing superior services and products to its customers. We are excited to join IES and to strengthen and enhance our position in the industrial and mass transit markets.”

Robert Lewey, President of IES, stated, “The acquisition of Calumet is consistent with our previously outlined strategy to use our cash to complete bolt-on acquisitions that enhance and expand our capabilities. Calumet, along with the May 2015 acquisition of Southern Rewinding, will accelerate the use of our substantial net operating loss carryforwards.”

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

Integrated Electrical Services, Inc. is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial products and infrastructure services to a variety of end markets. Our 2,800 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-co.com.

ABOUT IES INFRASTRUCTURE SOLUTIONS

IES’s Infrastructure Solutions segment provides industrial and rail services, including electric motor repair and rebuilding; repair and manufacturing of industrial lifting magnets; maintenance, remanufacturing, and repair services to the rail industry; and manufacturing and rebuilding of power assemblies, engine parts, and other components for large diesel engines. For more information about IES Infrastructure Solutions, please visit www.iesinfrastructure.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects; as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2014. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.